        Exhibit 99.1
Uber Announces Results for Second Quarter 2020

Revenue of $2.2 billion, declining 29% year-over-year or 27% on a constant currency basis
Mobility Adjusted EBITDA of $50 million

SAN FRANCISCO – August 6, 2020 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter ended June 30, 2020.
Financial Highlights for Second Quarter 2020
•Gross Bookings declined to $10.2 billion, down 35% year-over-year, or 32% on a constant currency basis, with Mobility Gross Bookings declining 73% and Delivery Gross Bookings growing 113% year-over-year, each on a constant currency basis.
•Revenue declined 29% year-over-year, or 27% on a constant currency basis. Mobility Revenue declined 67% year-over-year and Delivery Revenue grew 103% year-over-year.
•Adjusted Net Revenue (“ANR”) declined 33% year-over-year, Mobility ANR declined 66% year-over-year and Delivery ANR grew 162% year-over-year. YoY Growth % at constant currency & ex-Driver appreciation award was (37)% and with respect to Mobility and Delivery, (68)% and 163%, respectively. Adjusted Net Revenue and segment Adjusted Net Revenue excludes the impact of COVID-19 response initiatives.
•Net loss attributable to Uber Technologies, Inc. was $1.8 billion, which includes $131 million in stock-based compensation expense and $382 million in restructuring and related charges.
•Mobility1 Adjusted EBITDA delivered $50 million in profit, down $456 million year-over-year, and down $531 million quarter-over-quarter, and 6.3% margin as a percentage of Mobility ANR.
•Delivery1 Adjusted EBITDA was $(232) million, up $54 million year-over-year and up $81 million quarter-over-quarter.
•Adjusted EBITDA was $(837) million, down $181 million year-over-year, and $225 million quarter-over-quarter. Adjusted EBITDA excludes the impact of COVID-19 response initiatives.
•Unrestricted cash, cash equivalents and short-term investments were $7.8 billion.
•COVID-19 response initiatives had an impact on GAAP net loss of $48 million including an impact on GAAP revenue of $6 million and an impact on GAAP cost of revenue of $22 million and an impact on total operating expenses of $20 million. (details and reconciliation below)

“Our team continues to move at Uber speed to respond to the pandemic’s impact on our communities and on our business, leading our industry forward with new products and safety technologies, and harnessing the strong tailwinds driving exceptional growth in Delivery, with Gross Bookings growing 122 percent year-over-year excluding exited markets2,” said Dara Khosrowshahi, CEO. “We are fortunate to have both a global footprint and such a natural hedge across our two core segments: as some people stay closer to home, more people are ordering from Uber Eats than ever before.”

“Our Mobility segment generated $50 million in Adjusted EBITDA profit, despite a 73 percent year-over-year decline in Gross Bookings, on a constant currency basis” said Nelson Chai, CFO. “Meanwhile, we improved our Delivery Adjusted EBITDA margin by 33 percentage points, and took quick and decisive action to remove over $1 billion in annualized costs across the entire company, reducing Corporate G&A and Platform R&D costs by over $150 million compared to last quarter. All this, in addition to our strong balance sheet, bolsters our continued confidence that we will achieve Adjusted EBITDA profitability before the end of 2021.”

1 Note: Effective Q2 2020, the Rides segment has been renamed to Mobility and the Eats segment has been renamed to Delivery. In addition, as a result of the JUMP Divestiture, certain immaterial offerings have been moved from our previously defined Other Bets segment into Mobility. Segment information for Other Bets is presented for comparison purposes.
2 Exited markets refer to markets we have divested or exited since Q2 2019, and include Austria, Czech Republic, Egypt, Honduras, India, Saudi Arabia, South Korea, Peru, Romania, United Arab Emirates, Ukraine, and Uruguay.

Second Quarter 2020 Financial and Operational Highlights

	Three Months Ended June 30,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	99	55	(44)%
Trips	1,677	737	(56)%
Gross Bookings	$15,756	$10,224	(35)%	(32)%
GAAP Revenue	$3,166	$2,241	(29)%	(27)%
Adjusted Net Revenue (1)	$2,873	$1,918	(33)%	(31)%
GAAP Net loss attributable to Uber Technologies, Inc. (2)	$(5,236)	$(1,775)	66%
Mobility Adjusted EBITDA	$506	$50	(90)%
Delivery Adjusted EBITDA	$(286)	$(232)	19%
Adjusted EBITDA (1)	$(656)	$(837)	(28)%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Net loss attributable to Uber Technologies, Inc. includes stock-based compensation expense of $3.9 billion and $131 million in Q2 2019 and Q2 2020, respectively, and $382 million in restructuring and related charges in Q2 2020.
Gross Bookings

	Three Months Ended June 30,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency)

Gross Bookings:
Mobility	$12,188	$3,046	(75)%	(73)%
Delivery	3,386	6,961	106%	113%
Freight	167	212	27%	27%
ATG and Other Technology Programs	—	—	**	**
Other Bets	15	5	(67)%	(66)%
Total	$15,756	$10,224	(35)%	(32)%
** Percentage not meaningful.
GAAP Revenue

	Three Months Ended June 30,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency)

Revenue:
Mobility	$2,376	$790	(67)%	(65)%
Delivery	595	1,211	103%	110%
Freight	167	211	27%	27%
ATG and Other Technology Programs (1)	—	25	**	**
Other Bets	28	4	(86)%	(85)%
Total	$3,166	$2,241	(29)%	(27)%
(1) Including $25 million collaboration revenue from Toyota recognized in Q2 2020.
** Percentage not meaningful.

Adjusted Net Revenue (1)

	Three Months Ended June 30,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency (1))

Adjusted Net Revenue:
Mobility (2)	$2,341	$793	(66)%	(64)%
Delivery (3)	337	885	162%	172%
Freight	167	211	27%	27%
ATG and Other Technology Programs (4)	—	25	**	**
Other Bets	28	4	(86)%	(85)%
Total	$2,873	$1,918	(33)%	(31)%
(1) “Adjusted Net Revenue,” “Mobility Adjusted Net Revenue,” “Delivery Adjusted Net Revenue” and constant currency are non-GAAP measures as defined by the SEC. “Freight Adjusted Net Revenue,” “ATG and Other Technology Programs Adjusted Net Revenue,” and “Other Bets Adjusted Net Revenue (prior to the second quarter of 2020)” are equal to GAAP net revenue in all periods presented. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Q2 2019 includes a $287 million driver appreciation award in connection with our initial public offering (“IPO”).
(3) Q2 2019 includes an $11 million driver appreciation award in connection with our IPO.
(4) Including $25 million collaboration revenue from Toyota recognized in Q2 2020.
** Percentage not meaningful.
Net Loss, Adjusted EBITDA and Segment Adjusted EBITDA
Net loss attributable to Uber Technologies, Inc. was $5.2 billion in Q2 2019, which includes $3.9 billion in stock-based compensation expense. Net loss attributable to Uber Technologies, Inc. was $1.8 billion in Q2 2020, which includes $131 million in stock-based compensation expense and $382 million in restructuring and related charges.

	Three Months Ended June 30,
(In millions, except percentages)	2019	2020	% Change

Segment Adjusted EBITDA:
Mobility	$506	$50	(90)%
Delivery	(286)	(232)	19%
Freight	(52)	(49)	6%
ATG and Other Technology Programs	(132)	(91)	31%
Other Bets	(70)	(23)	67%
Corporate G&A and Platform R&D (1), (2)	(622)	(492)	21%
Adjusted EBITDA (3)	$(656)	$(837)	(28)%
(1) Excluding stock-based compensation expense.
(2) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(3) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

GAAP Revenue by Geographical Region

	Three Months Ended June 30,
(In millions, except percentages)	2019	2020	% Change

United States and Canada	$1,967	$1,250	(36)%
Latin America ("LATAM")	417	232	(44)%
Europe, Middle East and Africa ("EMEA")	506	401	(21)%
Asia Pacific ("APAC")	276	358	30%
Total	$3,166	$2,241	(29)%
Operating Highlights for the Second Quarter 2020
Mobility
•Maintained Segment Adjusted EBITDA profitability: Aggressively managed costs and found efficiencies to achieve positive Mobility Adjusted EBITDA of $50 million in the face of Gross Bookings decline of 73% year-over-year on a constant currency basis.
•Launched industry-leading safety technology: Redefined what a safe trip looks like with in-app product innovations like mask detection for drivers, video education and go-online checklists for all users, and new “no mask” feedback tags that promote shared accountability.
•Launched and expanded Hourly booking option: Following a successful pilot of an Hourly booking option in cities across Australia, Africa, Europe, and the Middle East, expanded Hourly to select cities in the U.S. This feature lets riders set multiple stops in hour-long increments for errands, longer trips, or essential activities.
•Deepened partnerships with public transit agencies: Launched partnership with Marin County in California to integrate Uber software-as-a-service and become their exclusive ride hailing partner, in our first on-demand public transportation software as a service deployment. Also became the exclusive ride hailing partner for France's national railway and transit operator, SNCF.
Delivery
•Gross Bookings accelerated: Delivery Gross Bookings year-over-year growth accelerated to 113% on a constant currency basis (122% excluding exited markets), compared to 54% year-over-year in Q1’20, with growth accelerating in all regions. Enterprise and SMB bookings growth was comparable to overall segment growth, suggesting broad based momentum.
•Improved Segment Adjusted EBITDA: Delivery Adjusted EBITDA loss reduced to $(232) million, improving $81 million quarter-over-quarter and $54 million year-over-year or by 59 percentage points as a percent of ANR.
•Expanded restaurant selection: Active partnered restaurants on Uber Eats crossed 500K in June, growing over 50% year-over-year. Signed several key enterprise accounts including A&W Restaurants (Canada), Baskin Robbins, Bojangles' Famous Chicken & Biscuits, Burger King (France & Spain), Chopt Creative Salad, Dave & Buster’s, Del Taco, Domino’s (France), Hungry Jack’s (Australia), Plenus (Japan) and Yum Brands, among others. New SMB restaurant additions during the quarter grew over 70% year-over-year.
•Launched new delivery verticals: Expanded set of offerings to grocery, convenience, pharmacy and prescriptions, in response to growing consumer demand. Active merchants on the platform grew to over 10,000. Starting in July, Uber consumers and Eats Pass members in select cities in Latin America, Canada, and the U.S. can order groceries through Uber and the Uber Eats app, with orders fulfilled by Cornershop. Also launched Uber Connect in more than 170 cities, which allows consumers to send small packages to friends and family via UberX drivers and has completed nearly 3 million trips since mid-April.
•Signed Capital One partnership: Signed a new partnership to offer Uber Eats benefits for both Capital One Venture and Savor cardholders in the U.S., including 5x miles and 5% Cash Back respectively, on all Uber Eats purchases through January 31, 2021.
Other Segments, Platform and Corporate
•Freight launched in-app bidding: Launched in-app bidding, which increases pricing flexibility and improves our market clearing abilities.
•Freight signed TMS integration deals: Signed BluJay and Oracle TMS partnerships which enables direct API integration with our shippers allowing us to provide real time pricing and tendering capabilities; spot revenue generated through API integrations grew 200%+ QoQ in Q2.

•ATG restarted test track and road operations: Following a brief period of simulation-only development, Uber ATG restarted test track and public road operations for its self-driving vehicles in Pittsburgh this quarter after implementing a series of measures consistent with expert guidance to help mitigate the risk of spread for COVID-19.
•Extended strategic alliance with American Express: Extended our multi-year strategic alliance with American Express in the U.S., which offers up to $200 per year in Uber Cash to eligible U.S. Consumer Platinum Card Members.
•Uber Rewards surpassed 35 million members: Uber Rewards surpassed 35 million members across its 6 markets: U.S., Brazil, Mexico, France, Australia, and New Zealand.
•Expanded Uber for Business to new products and use cases; Health growing quickly: Launched 6 new Eats for Business markets and expanded beyond traditional corporate travel to include meals and new commute products. Uber Health continued strong growth throughout the quarter, up over 100% year-over-year for the week ended June 30th.
•Completed Senior Notes Offering: Successfully raised $1.0 billion in senior unsecured notes, due 2025. We intend to use the proceeds from this offering primarily for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions.
•Continued COVID-19 Response Efforts: Delivered 10 million free rides, meals, and freight loads around the world and launched COVID-19 relief programs in over 53 countries. In total, we partnered with more than 200 organizations globally, including the World Central Kitchen, Feeding America, International Rescue Committee, the UK national health service, and the Gates Foundation. We donated over 15 million pounds of free meals and PPE to underserved and vulnerable populations through food banks. All told, we committed $45 million to support front-line workers, drivers and delivery people, and communities in need, such as survivors of domestic violence and people with compromised immune systems who were unable to receive their medication. The Restaurant Contribution feature that we built into the Uber Eats app, allowing customers to add a small donation to the restaurant on top of their order, has put more than $17 million directly into the bank accounts of restaurants around the world.
Recent Developments
•Agreed to acquire Postmates: Entered into an agreement to acquire Postmates for approximately $2.65 billion in an all-stock transaction, bringing together Uber’s global Mobility and Delivery platform with Postmates’ distinctive delivery business in the U.S.
•Closed purchase of Cornershop: Completed previously announced purchase of a controlling interest in Cornershop in all jurisdictions other than Mexico; now offering customers in select cities in Latin America, the U.S., and Canada the ability to order groceries through both the Uber and Uber Eats apps.
•Acquired Routematch: Acquired Routematch, a leading provider of Software / SaaS solutions to over 500 North American and Australian public transportation systems, bringing together Uber’s expertise in on-demand, global mobility technologies with Routematch’s proven capabilities across paratransit, payments, fixed-route tools, and trip planning services.
•Signed Agreement to Acquire Autocab: Announced agreement to acquire Autocab, a UK technology company that provides taxi and private hire operators with booking and dispatch software and related technology, and also connects them with trips through their iGo marketplace. This acquisition will allow us to take another step forward in our relationship with taxis, and in our strategy to offer software-as-a-service.
Webcast and conference call information
A live audio webcast of our second quarter 2020 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on August 6, 2020 at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (https://investor.uber.com/).
About Uber
Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 15 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments and proceedings, particularly with respect to our relationships with drivers and delivery persons. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted Net Revenue; Mobility Adjusted Net Revenue; Delivery Adjusted Net Revenue; YoY % Growth at constant currency & ex-Driver appreciation award; YoY % Mobility Growth at constant currency & ex-Driver appreciation award; YoY % Delivery Growth at constant currency & ex-Driver appreciation award; Adjusted EBITDA; and Adjusted EBITDA margin as a percentage of ANR, as well as, revenue and Adjusted Net Revenue growth in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections titled “Key Terms for Our Key Metrics and Non-GAAP Financial Measures,” “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31, 2019	As of June 30, 2020
Assets
Cash and cash equivalents	$10,873	$6,754
Short-term investments	440	1,033
Restricted cash and cash equivalents	99	123
Accounts receivable, net	1,214	604
Prepaid expenses and other current assets	1,299	1,148
Total current assets	13,925	9,662
Restricted cash and cash equivalents	1,095	1,224
Collateral held by insurer	1,199	1,021
Investments	10,527	8,813
Equity method investments	1,364	1,062
Property and equipment, net	1,731	1,846
Operating lease right-of-use assets	1,594	1,441
Intangible assets, net	71	533
Goodwill	167	2,518
Other assets	88	120
Total assets	$31,761	$28,240
Liabilities, mezzanine equity and equity
Accounts payable	$272	$253
Short-term insurance reserves	1,121	1,248
Operating lease liabilities, current	196	188
Accrued and other current liabilities	4,050	4,202
Total current liabilities	5,639	5,891
Long-term insurance reserves	2,297	2,161
Long-term debt, net of current portion	5,707	6,691
Operating lease liabilities, non-current	1,523	1,525
Other long-term liabilities	1,412	1,451
Total liabilities	16,578	17,719
Mezzanine equity
Redeemable non-controlling interests	311	282
Equity
Common stock	—	—
Additional paid-in capital	30,739	31,267
Accumulated other comprehensive loss	(187)	(644)
Accumulated deficit	(16,362)	(21,073)
Total Uber Technologies, Inc. stockholders' equity	14,190	9,550
Non-redeemable non-controlling interests	682	689
Total equity	14,872	10,239
Total liabilities, mezzanine equity and equity	$31,761	$28,240

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Revenue	$3,166	$2,241	$6,265	$5,784
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	1,740	1,252	3,421	3,038
Operations and support	864	582	1,298	1,085
Sales and marketing	1,222	736	2,262	1,621
Research and development	3,064	584	3,473	1,229
General and administrative	1,638	565	2,061	1,424
Depreciation and amortization	123	129	269	257
Total costs and expenses	8,651	3,848	12,784	8,654
Loss from operations	(5,485)	(1,607)	(6,519)	(2,870)
Interest expense	(151)	(110)	(368)	(228)
Other income (expense), net	398	(44)	658	(1,839)
Loss before income taxes and loss from equity method investments	(5,238)	(1,761)	(6,229)	(4,937)
Provision for (benefit from) income taxes	(2)	4	17	(238)
Loss from equity method investments	(10)	(7)	(16)	(19)
Net loss including non-controlling interests	(5,246)	(1,772)	(6,262)	(4,718)
Less: net income (loss) attributable to non-controlling interests, net of tax	(10)	3	(14)	(7)
Net loss attributable to Uber Technologies, Inc.	$(5,236)	$(1,775)	$(6,248)	$(4,711)
Net loss per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$(4.72)	$(1.02)	$(7.97)	$(2.72)
Diluted	$(4.72)	$(1.02)	$(7.98)	$(2.72)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	1,110,704	1,738,897	783,900	1,731,632
Diluted	1,110,704	1,738,897	783,982	1,731,632

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2019	2020
Cash flows from operating activities
Net loss including non-controlling interests	$(6,262)	$(4,718)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	269	257
Bad debt expense	67	32
Stock-based compensation	3,952	408
Gain on extinguishment of convertible notes and settlement of derivatives	(444)	—
Gain on business divestitures, net	—	(127)
Deferred income taxes	(31)	(282)
Revaluation of derivative liabilities	(58)	—
Accretion of discount on long-term debt	78	30
Loss from equity method investments	16	19
Unrealized (gain) loss on debt and equity securities, net	(14)	116
Impairment of debt and equity securities	—	1,850
Impairments of goodwill, long-lived assets and other assets	—	297
Unrealized foreign currency transactions	(5)	13
Other	(4)	(5)
Change in assets and liabilities, net of impact of business acquisition and disposals:
Accounts receivable	(436)	517
Prepaid expenses and other assets	(267)	141
Collateral held by insurer	—	178
Operating lease right-of-use assets	89	137
Accounts payable	9	(10)
Accrued insurance reserves	257	(8)
Accrued expenses and other liabilities	1,192	(337)
Operating lease liabilities	(52)	(42)
Net cash used in operating activities	(1,644)	(1,534)
Cash flows from investing activities
Proceeds from sale and disposal of property and equipment	41	1
Purchases of property and equipment	(277)	(362)
Purchases of marketable securities	—	(1,012)
Proceeds from maturities and sales of marketable securities	—	422
Proceeds from business disposals, net of cash divested	293	—
Acquisition of business, net of cash acquired	(7)	(1,346)
Return of capital from equity method investee	—	91
Purchase of note receivable	—	(85)
Purchase of non-marketable equity securities	—	(10)
Other investing activities	—	(11)
Net cash provided by (used in) investing activities	50	(2,312)
Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering, net of offering costs	7,977	—

Taxes paid related to net share settlement of equity awards	(1,368)	—
Proceeds from issuance of common stock related to private placement	500	—
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	82
Issuance of senior notes, net of issuance costs	—	992
Principal repayment on Careem Notes	—	(891)
Principal payments on finance leases	(72)	(119)
Other financing activities	(8)	(9)
Net cash provided by financing activities	7,029	55
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	12	(175)
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	5,447	(3,966)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	8,209	12,067
Reclassification from assets held for sale during the period	34	—
End of period, excluding cash classified within assets held for sale	$13,690	$8,101

Reconciliation of cash and cash equivalents, and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$11,744	$6,754
Restricted cash and cash equivalents-current	137	123
Restricted cash and cash equivalents-non-current	1,809	1,224
Total cash and cash equivalents, and restricted cash and cash equivalents	$13,690	$8,101
Other Income (Expense), Net
The following table presents other income (expense), net (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020

	(Unaudited)
Interest income	$64	$6	$108	$44
Foreign currency exchange losses, net	(7)	(29)	(8)	(57)
Gain (loss) on business divestitures, net (1)	—	(27)	—	127
Unrealized gain (loss) on debt and equity securities, net (2)	(2)	(2)	14	(116)
Impairment of debt and equity securities (3)	—	13	—	(1,850)
Change in fair value of embedded derivatives	(117)	—	58	—
Gain on extinguishment of convertible notes and settlement of derivatives (4)	444	—	444	—
Other	16	(5)	42	13
Other income (expense), net	$398	$(44)	$658	$(1,839)
(1) During the six months ended June 30, 2020, gain (loss) on business divestitures, net primarily represents a $154 million gain on the sale of our Uber Eats India operations to Zomato Media Private Limited recognized in the first quarter of 2020.
(2) During the three and six months ended June 30, 2019 and 2020, we recorded changes to the fair value of investments in securities accounted for under the fair value option.
(3) During the six months ended June 30, 2020, we recorded an impairment write-down of $1.9 billion, primarily related to our investment in Didi and the credit loss allowance recorded on our investment in Grab recognized in the first quarter of 2020.
(4) During the three and six months ended June 30, 2019, we recognized a $444 million gain on extinguishment of our 2021 and 2022 convertible notes and settlement of derivatives in connection with our IPO, recognized during the second quarter of 2019.

Stock-Based Compensation Expense
The following table summarizes total stock-based compensation expense by function (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020

	(Unaudited)
Operations and support	$404	$11	$405	$36
Sales and marketing	212	10	213	24
Research and development	2,557	72	2,560	239
General and administrative	768	38	774	109
Total	$3,941	$131	$3,952	$408

Key Terms for Our Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring and related charges and (xiii) other items not indicative of our ongoing operating performance, including COVID-19 response initiatives related payments for financial assistance to Drivers personally impacted by COVID-19, the cost of personal protective equipment distributed to Drivers, Driver reimbursement for their cost of purchasing personal protective equipment, the costs related to free rides and food deliveries to healthcare workers, seniors, and others in need as well as charitable donations. Our board and management find the exclusion of the impact of these COVID-19 response initiatives from Adjusted EBITDA to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations.
Adjusted Net Revenue (“ANR”). We define Adjusted Net Revenue as revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of our COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19 and Driver reimbursement for their cost of purchasing personal protective equipment. We believe that Adjusted Net Revenue is informative of our top line performance because it measures the total net financial activity reflected in the amount earned by us after taking into account all Driver and Merchants earnings, Driver incentives, and Driver referrals in transactions in which the Driver is our customer. The impact of these COVID-19 response initiatives related payments for financial assistance and Driver reimbursement for their cost of purchasing personal protective equipment are recorded as a reduction to revenue. To help our board, management and investors assess the impact of these COVID-19 response initiatives on our results of operations, we are excluding the impact of these COVID-19 response initiatives from ANR. Our board and management find the exclusion of the impact of these COVID-19 response initiatives from Adjusted Net Revenue to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations.
COVID-19 response initiatives. To support those whose earning opportunities have been depressed as a result of COVID-19, as well as communities hit hard by the pandemic, we have announced and implemented several initiatives, including, in particular, payments for financial assistance to Drivers personally impacted by COVID-19, the cost of personal protective equipment distributed to Drivers, Driver reimbursement for their cost of purchasing personal protective equipment, the costs related to free rides and food deliveries to healthcare workers, seniors, and others in need as well as charitable donations. The payments for financial assistance to Drivers personally impacted by COVID-19 and Driver reimbursement for their cost of purchasing personal protective equipment are recorded as a reduction to revenue. The cost of personal protective equipment distributed to Drivers, the costs related to free rides and food deliveries to healthcare workers, seniors, and others in need as well as charitable donations are recorded as an expense in our costs and expenses.
Driver or restaurant earnings. Driver or restaurant earnings refer to the net portion of the fare or the net portion of the order value that a Driver or a restaurant retains, respectively.
Driver incentives. Driver incentives refer to payments that we make to Drivers, which are separate from and in addition to the Driver’s portion of the fare paid by the consumer after we retain our service fee to Drivers. For example, Driver incentives could include payments we make to Drivers should they choose to take advantage of an incentive offer and complete a consecutive number of trips or a cumulative number of trips on the platform over a defined period of time. Driver incentives are recorded as a reduction of revenue to the extent they are not excess Driver incentives (as defined below).
Driver referrals. Driver referrals refer to payments that we make to existing Drivers to refer new Drivers onto our platform. Driver referrals are recorded in sales and marketing expenses, as they represent the receipt of a distinct service of customer acquisition for which there is evidence of fair value.
Excess Driver incentives. Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to Drivers that exceed the cumulative revenue that we recognize from Drivers with no future guarantee of additional revenue. Cumulative payments to Drivers could exceed cumulative revenue from Drivers in transactions where the Drivers are our customers, as a result of Driver incentives or when the amount paid to Drivers for a Trip exceeds the fare charged to the consumer. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of Mobility and New Mobility rides, Delivery meal deliveries, and amounts paid by Freight shippers, in each case without any adjustment for consumer discounts and refunds, Driver and restaurant earnings, and Driver incentives. Gross Bookings do not include tips earned by Drivers.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Mobility or New Mobility ride or received a Delivery meal on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.

Other Bets. During the second quarter of 2020, we entered into agreements with Lime to divest our JUMP business (the “JUMP Divestiture”). Subsequent to the JUMP Divestiture, we reorganized certain immaterial offerings from Other Bets into Mobility. Other Bets, which previously consisted of our divested JUMP business, was no longer reviewed by the chief operating decision maker (“CODM”) to allocate resources or evaluate performance. Therefore, Other Bets was no longer deemed an operating or reportable segment. We assessed these changes and determined we have four operating and reportable segments: Mobility, Delivery, Freight and ATG and Other Technology Programs. Comparative periods were not recast as the impact on our four operating and reportable segments was not material. Prior to the second quarter of 2020, the Other Bets segment consisted of multiple investment stage offerings, primarily our New Mobility products that provide consumers with access to rides through a variety of modes, including dockless e-bikes and e-scooters. Other Bets also included Transit, UberWorks and our Incubator group.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less the following direct costs and expenses of that segment: (i) cost of revenue, exclusive of depreciation and amortization; (ii) operations and support; (iii) sales and marketing; (iv) research and development; and (v) general and administrative. Segment Adjusted EBITDA also reflects any applicable exclusions from Adjusted EBITDA.
Segment Adjusted EBITDA margin. We define each segment’s Adjusted EBITDA margin as the segment Adjusted EBITDA as a percentage of segment Adjusted Net Revenue. Segment Adjusted EBITDA margin demonstrates the margin that we generate after direct expenses. We believe that each segment’s Adjusted EBITDA margin is a useful indicator of the economics of our segments, as it does not include indirect Corporate G&A and Platform R&D.
Take Rate. We define Take Rate as Adjusted Net Revenue as a percentage of Gross Bookings.
Trips. We define Trips as the number of completed consumer Mobility or New Mobility rides and Delivery meal deliveries in a given period. For example, an UberPOOL ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), loss from operations, and other results under GAAP, we use Adjusted Net Revenue, Mobility Adjusted Net Revenue, Delivery Adjusted Net Revenue, YoY % Growth at constant currency & ex-Driver appreciation award; YoY % Mobility Growth at constant currency & ex-Driver appreciation award; YoY % Delivery Growth at constant currency & ex-Driver appreciation award; Adjusted EBITDA; Adjusted EBITDA margin as a percentage of ANR as well as revenue and ANR growth rates in constant currency, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted Net Revenue
We define Adjusted Net Revenue as revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19 and Driver reimbursements for their cost of purchasing personal protective equipment. We define Mobility Adjusted Net Revenue as Mobility revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19. We define Delivery Adjusted Net Revenue as Delivery revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19. Freight Adjusted Net Revenue, ATG and Other Technology Programs Adjusted Net Revenue and Other Bets Adjusted Net Revenue (prior to the second quarter of 2020) are equal to GAAP net revenue in all periods presented. We believe that these measures are informative of our top line performance because they measure the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals in transactions in which the Driver is our customer. The impact of the COVID-19 response initiatives primarily relate to payments for financial assistance to Drivers personally impacted by COVID-19 and Driver reimbursement for their cost of purchasing personal protective equipment. These COVID-19 response initiatives are recorded as a reduction to revenue. To help our board, management and investors assess the impact of these COVID-19 response initiatives on our results of operations, we are excluding the impact of these COVID-19 response initiatives from ANR. Our board and management find the exclusion of the impact of these COVID-19 response initiatives from Adjusted Net Revenue to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations. Adjusted Net Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for revenue prepared in accordance with GAAP.

Excess Driver incentives
Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to Drivers that exceed the cumulative revenue that we recognize from Drivers with no future guarantee of additional revenue. Cumulative payments to Drivers could exceed cumulative revenue from Drivers in transactions in which the Driver is our customer, as a result of Driver incentives or when the amount paid to Drivers for a Trip exceeds the fare charged to the consumer. Further, cumulative payments to Drivers for Delivery deliveries historically have exceeded the cumulative delivery fees paid by consumers. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Driver referrals
Driver referrals are recorded in sales and marketing expenses. Management views Driver incentives and Driver referrals as Driver payments in the aggregate, whether they are classified as Driver incentives, excess Driver incentives, or Driver referrals.
These amounts largely depend on our business decisions based on market conditions. We include the impact of these amounts in Adjusted Net Revenue as it is useful to evaluate how increasing or decreasing incentives would impact our top line performance, and the overall net financial activity between us and our customers, which ultimately impacts our Take Rate.
COVID-19 response initiatives
To support those whose earning opportunities have been depressed as a result of COVID-19, as well as communities hit hard by the pandemic, we have announced and implemented several initiatives, including, in particular, payments for financial assistance to Drivers personally impacted by COVID-19 and Driver reimbursement for their cost of purchasing personal protective equipment. These COVID-19 response initiatives are recorded as a reduction to revenue.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring and related charges and (xiii) other items not indicative of our ongoing operating performance, including COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19, the cost of personal protective equipment distributed to Drivers, Driver reimbursement for their cost of purchasing personal protective equipment, the costs related to free rides and food deliveries to healthcare workers, seniors, and others in need as well as charitable donations.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. To help our board, management and investors assess the impact of COVID-19 on our results of operations, we are excluding the impacts of COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19, the cost of personal protective equipment distributed to Drivers, Driver reimbursement for their cost of purchasing personal protective equipment, the costs related to free rides and food deliveries to healthcare workers, seniors, and others in need as well as charitable donations from Adjusted EBITDA. Our board and management find the exclusion of the impact of these COVID-19 response initiatives from Adjusted EBITDA to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations.
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes certain restructuring and related charges, part of which may be settled in cash;
•Adjusted EBITDA excludes other items not indicative of our ongoing operating performance, including COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19, the cost of personal protective equipment distributed to Drivers, Driver reimbursement for their cost of purchasing personal protective equipment, the costs related to free rides and food deliveries to healthcare workers, seniors, and others in need as well as charitable donations;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which primarily includes interest income, foreign currency exchange gains (losses), net, gains on business divestitures, unrealized gain (loss) on debt and equity securities, net, impairment of debt and equity securities and change in fair value of embedded derivatives; and
•Adjusted EBITDA excludes certain legal, tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Adjusted EBITDA Margin as a Percentage of ANR
We define Adjusted EBITDA margin as a percentage of ANR as Adjusted EBITDA divided by Adjusted Net Revenue. Segment Adjusted EBITDA margin as a percentage of ANR is segment Adjusted EBITDA divided by segment Adjusted Net Revenue.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue and ANR performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Reconciliations of Non-GAAP Measures
Adjusted Net Revenue
The following tables present reconciliations of Adjusted Net Revenue, Mobility Adjusted Net Revenue, Delivery Adjusted Net Revenue and Adjusted EBITDA to the most directly comparable GAAP financial measures for each of the periods indicated. Freight Adjusted Net Revenue, ATG and Other Technology Programs Adjusted Net Revenue and Other Bets Adjusted Net Revenue (prior to the second quarter of 2020) are equal to GAAP net revenue in all periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2019	2020	2019	2020
Adjusted Net Revenue reconciliation:
Revenue	$3,166	$2,241	$6,265	$5,784
Deduct:
Excess Driver incentives	(263)	(328)	(566)	(623)
Driver referrals	(30)	(1)	(65)	(12)
Add:
COVID-19 response initiatives	—	6	—	25
Adjusted Net Revenue	$2,873	$1,918	$5,634	$5,174

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2019	2020	2019	2020
Mobility Adjusted Net Revenue reconciliation:
Mobility revenue	$2,376	$790	$4,794	$3,260
Deduct:
Excess Driver incentives	(10)	(2)	(22)	(5)
Driver referrals	(25)	(1)	(54)	(10)
Add:
COVID-19 response initiatives	—	6	—	23
Mobility Adjusted Net Revenue	$2,341	$793	$4,718	$3,268

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2019	2020	2019	2020
Delivery Adjusted Net Revenue reconciliation:
Delivery revenue	$595	$1,211	$1,131	$2,030
Deduct:
Excess Driver incentives	(253)	(326)	(544)	(618)
Driver referrals	(5)	—	(11)	(2)
Add:
COVID-19 response initiatives	—	—	—	2
Delivery Adjusted Net Revenue	$337	$885	$576	$1,412

YoY % Growth at constant currency & ex-Driver appreciation award
The following table presents the reconciliation of YoY % Growth at constant currency & ex-Driver appreciation award, YoY % Mobility Growth at constant currency & ex-Driver appreciation award and YoY % Delivery Growth at constant currency & ex-Driver appreciation award to the most directly comparable GAAP financial measures for the second quarter of 2020 compared to the same period in 2019:

YoY % Growth
YoY % Growth at constant currency & ex-Driver appreciation award:
Revenue	(29)%
Excess Driver incentives	(5)%
Driver referrals	1%
Adjusted Net Revenue	(33)%
Add back:
Driver appreciation award	(6)%
(39)%
Add:
Constant currency impact	2%
YoY % Growth at constant currency & ex-Driver appreciation award	(37)%

Mobility Revenue	(67)%
Excess Driver incentives	—%
Driver referrals	1%
Mobility Adjusted Net Revenue	(66)%
Add back:
Driver appreciation award	(4)%
(70)%
Add:
Constant currency impact	2%
YoY % Mobility Growth at constant currency & ex-Driver appreciation award	(68)%

Delivery Revenue	103%
Excess Driver incentives	57%
Driver referrals	2%
Delivery Adjusted Net Revenue	162%
Add back:
Driver appreciation award	(8)%
154%
Add:
Constant currency impact	9%
YoY % Delivery Growth at constant currency & ex-Driver appreciation award	163%

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2019	2020	2019	2020
Adjusted EBITDA reconciliation:
Net loss attributable to Uber Technologies, Inc.	$(5,236)	$(1,775)	$(6,248)	$(4,711)
Add (deduct):
Net loss attributable to non-controlling interests, net of tax	(10)	3	(14)	(7)
Provision for (benefit from) income taxes	(2)	4	17	(238)
Loss from equity method investments	10	7	16	19
Interest expense	151	110	368	228
Other (income) expense, net	(398)	44	(658)	1,839
Depreciation and amortization	123	129	269	257
Stock-based compensation expense	3,941	131	3,952	408
Legal, tax, and regulatory reserve changes and settlements	380	38	380	57
Driver appreciation award	299	—	299	—
Payroll tax on IPO stock-based compensation	86	—	86	—
Goodwill and asset impairments/loss on sale of assets	—	16	8	209
Uber Eats India transaction and related costs	—	—	—	10
JUMP transaction and related costs	—	19	—	19
COVID-19 response initiatives	—	48	—	72
Loss on lease terminations	—	7	—	7
Restructuring and related charges	—	382	—	382
Adjusted EBITDA	$(656)	$(837)	$(1,525)	$(1,449)